Exhibit 99.1

CONTACTS: Suzanne Herrick, Fedoruk & Associates, Inc., 612-247-3079, suzanne@fedorukinc.com

    Nello Gonfiantini, Diego Pellicer Worldwide, Inc., 775-690-2188, nello@diego-pellicer.com

    Neil Demers, Diego Pellicer Colorado, 720-937-9073, neil@diego-pellicer.com

WEBSITE: www.diego-pellicer.com; co.diego-pellicer.com

FOR IMMEDIATE RELEASE

Diego Pellicer – Colorado Celebrates
Second Anniversary On Valentine’s Day Announcing Record-Breaking Sales

Triple digit year-over-year growth; Innovation, premium product and industry expertise keep Diego Pellicer – Colorado on a sweet path of success

DENVER (Feb. 14, 2019) – On Valentine’s Day, good things often come in pairs. For Diego Pellicer – Colorado, a couple of years have been good to the West Alameda location. Valentine’s Day marks the store’s second anniversary and another important reason to celebrate: triple digit growth. Diego Pellicer Worldwide, Inc. (OTCQB: DPWW), the premium marijuana brand and retail development company, today announced the Denver licensee’s location has reported an astounding 111% year-over-year growth from Jan. 2017 to Jan. 2019.

“It’s a winning combination: outstanding customer service, premium marijuana and competitive prices. Clearly, Diego Pellicer – Colorado has struck a chord in the cannabis marketplace, demonstrating how Diego Pellicer Worldwide licensed tenants bring a world-class experience to customers,” said Ron Throgmartin, chief executive officer, Diego Pellicer Worldwide, Inc. “We congratulate Diego Pellicer – Colorado’s team on its success. With our leadership, branding model and experience, we look forward to helping other retailers and operators experience such prosperity.”

Innovation, Cannabis Expertise and Collaboration

To better serve its increasing customer base, Diego Pellicer – Colorado recently introduced an app for Android where customers can order from current, in-store inventory, browse the product photo gallery, take a virtual tour of the store, get instant notifications of product specials and stay connected via Facebook, Instagram and YouTube. The app can be downloaded directly at https://co.diego-pellicer.com/android/

“Whether it’s the convenience of ordering online or offering a new, premium product category, we are constantly working to make the Diego shopping experience a pleasure for our customers,” said Nicholas Jack, chief retail officer, Diego Pellicer – Colorado. “We stay current with the market trends out here in Colorado and work hard to ensure we carry what's in demand.” Strong relationships with vendors allow Diego Pellicer – Colorado to consistently offer the most premium flower and cannabis products the industry has to offer, the moment the products are available to the public.

About Diego Pellicer Worldwide, Inc. (OTCQB: DPWW)

Diego Pellicer Worldwide, Inc. is the premium marijuana brand and management company. In addition to its branded locations in Colorado and Washington, the company actively seeks to develop and manage high-end, turnkey cannabis retail stores. When federally legal, DPWW is positioned to become a national, vertically integrated marijuana company. To learn more about how to become a branded Diego Pellicer retailer, cultivator or investor visit www.Diego-Pellicer.com.

Safe Harbor Statement

Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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